Oppenheimer
Money Market Fund, Inc.

Prospectus dated November 28, 2001

                                                             Oppenheimer Money Market Fund, Inc. is a money market
                                                             mutual fund.  Its goal is to seek the maximum current
                                                             income that is consistent with stability of principal.
                                                             The Fund invests in short-term, high-quality "money
                                                             market" instruments.
                                                                      This Prospectus contains important information
                                                             about the Fund's objective, its investment policies,
                                                             strategies and risks. It also contains important
                                                             information about how to buy and sell shares of the
                                                             Fund and other account features. Please read this
                                                             Prospectus carefully before you invest and keep it for
                                                             future reference about your account.

As with all mutual funds, the Securities and Exchange
Commission has not approved or disapproved the Fund's
securities nor has it determined that this Prospectus is
accurate or complete. It is a criminal offense to
represent otherwise.

OppenheimerFunds, Inc. logo

CONTENTS

                  ABOUT THE FUND

                  The Fund's Investment Objective and Strategies

                  Main Risks of Investing in the Fund

                  The Fund's Performance

                  Fees and Expenses of the Fund

                  About the Fund's Investments

                  How the Fund is Managed

                  ABOUT YOUR ACCOUNT

                  How to Buy Shares

                  Special Investor Services
                  AccountLink
                  PhoneLink
                  OppenheimerFunds Internet Web Site
                  Retirement Plans

                  How to Sell Shares
                  By Mail
                  By Telephone
                  By Checkwriting

                  How to Exchange Shares

                  Shareholder Account Rules and Policies

                  Dividends and Tax Information

                  Financial Highlights

25

ABOUT THE FUND

The Fund's Investment Objective and Strategies

WHAT IS THE FUND'S INVESTMENT OBJECTIVE?  The Fund's objective is to seek the maximum current income that is consistent with stability of principal.

WHAT DOES THE FUND INVEST IN?  The Fund is a money market fund.  It invests in a variety of high-quality money market instruments to seek income.  Money market instruments are short-term debt instruments issued by the U.S.
government, domestic and foreign corporations and financial institutions and other entities.  They include, for example, bank obligations, repurchase agreements, commercial paper, other corporate debt obligations and government debt obligations.

         To be considered "high-quality," generally they must be rated in one of the two highest credit-quality categories for short-term securities by nationally-recognized rating services.  If unrated, a security must be determined by the Fund's investment manager to be of comparable quality to rated securities.

WHO IS THE FUND DESIGNED FOR?  The Fund is designed for investors who want to earn income at current money market rates while preserving the value of their investment, because the Fund tries to keep its share price stable at
$1.00.  Income on short-term securities tends to be lower than income on longer term debt securities, so the
Fund's yield will likely be lower than the yield on longer-term fixed income funds.  The Fund also offers easy access to your money through checkwriting and wire redemption privileges.  The Fund does not invest for the purpose of seeking capital appreciation or gains and is not a complete investment program.

Main Risks of Investing in the Fund

All investments carry risks to some degree.  The Fund's investments are subject to changes in their value from a number of factors, described below.  There is also the risk that the value of  your investment could be eroded over time by the effects of inflation and that poor security selection by the Fund's investment Manager,
OppenheimerFunds, Inc., will cause the Fund to underperform other funds having similar objectives.

         There are risks that any of the Fund's holdings could have its credit rating downgraded, or the issuer could default, or that interest rates could rise sharply, causing the value of the Fund's investments (and its share price) to fall.  As a result, there is a risk that the Fund's shares could fall below $1.00 per share.

         An investment in the Fund is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.  Although the Fund seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Fund.

The Fund's Performance

The bar chart and table below show one measure of the risks of investing in the Fund by showing changes in the
Fund's performance from year to year for the last ten calendar years and its average annual total returns for the
1-, 5- and 10- year periods.  Variability of returns is one measure of the risks of investing in a money market fund.  The Fund's past investment performance does not predict how the Fund will perform in the future.

Annual Total Returns (as of 12/31 each year)

[See appendix to prospectus for annual total return data for bar chart.]

For the period from 1/1/01 through 9/30/01, the cumulative total return (not annualized) was 3.20%. During the period shown in the bar chart, the  highest return (not annualized) for a calendar quarter was 1.65% (1st Q'91)
and the lowest return for a calendar quarter was 0.63% (1st Q'93).

   --------------------------------- -------------------- --------------------------- ---------------------------

   Average Annual Total
   Returns for the periods
   ended December 31, 2000                 1 Year                  5 Years                     10 Years

   --------------------------------- -------------------- --------------------------- ---------------------------
   --------------------------------- -------------------- --------------------------- ---------------------------

   Fund Shares                              5.92%                   5.05%                       4.64%

   --------------------------------- -------------------- --------------------------- ---------------------------

The returns measure the performance of a hypothetical account and assume that all distributions have been reinvested in additional shares.
The total returns are not the Fund's current yield. The Fund's yield more closely reflects the Fund's current earnings. To obtain the Fund's current 7-day yield information, please call the Transfer Agent toll-free at
1.800.525.7048.

Fees and Expenses of the Fund

The Fund pays a variety of expenses directly for investment management, administration and other services.  Those expenses are subtracted from the Fund's assets to calculate the Fund's net asset value per share. All shareholders therefore pay those expenses indirectly. The following tables are meant to help you understand the fees and expenses you may pay if you buy and hold shares of the Fund.  The numbers below are based upon the
Fund's expenses during its fiscal year ended July 31, 2001.

Shareholder Fees.  The Fund does not charge any initial sales charge to buy shares or to reinvest dividends.
There are no exchange fees or redemption fees and no contingent deferred sales charges (unless you buy Fund shares by exchanging Class A shares of other Oppenheimer funds that were purchased subject to a contingent deferred sales charge, as described in "How to Sell Shares").

Annual Fund Operating Expenses (deducted from Fund assets):
(% of average daily net assets)

    ------------------------------------------------------- ----------------------------------------------------

    Management Fees                                                                0.41%

    ------------------------------------------------------- ----------------------------------------------------
    ------------------------------------------------------- ----------------------------------------------------
    Distribution (12b-1) Fees                                                      None
    ------------------------------------------------------- ----------------------------------------------------
    ------------------------------------------------------- ----------------------------------------------------

    Other Expenses                                                                 0.27%

    ------------------------------------------------------- ----------------------------------------------------
    ------------------------------------------------------- ----------------------------------------------------

    Total Annual Operating Expenses                                                0.68%

    ------------------------------------------------------- ----------------------------------------------------
"Other expenses" in the table include transfer agent fees, custodial fees, and accounting and legal expenses the
Fund pays.

EXAMPLE.  The following example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds.

The example assumes that you invest $10,000 in shares of the Fund for the time periods indicated and then redeem all of your shares at the end of those periods.  The example also assumes that your investment has a 5% return each year and that the Fund's operating expenses remain the same.  Your actual costs may be higher or lower, because expenses will vary over time.  Based on these assumptions your expenses would be as follows, whether or not you redeem your investment at the end of each period:

    ------------------------- ----------------------------- ---------------------------- -----------------------
             1 Year                     3 Years                       5 Years                   10 Years
    ------------------------- ----------------------------- ---------------------------- -----------------------
    ------------------------- ----------------------------- ---------------------------- -----------------------

              $69                         $218                         $379                       $847

    ------------------------- ----------------------------- ---------------------------- -----------------------

About the Fund's Investments

THE FUND'S PRINCIPAL INVESTMENT POLICIES. The Fund invests in short-term money market securities meeting quality standards established by its Board of Directors as well as rules that apply to money market funds under the
Investment Company Act.  The Statement of Additional Information contains more detailed information about the
Fund's investment policies and risks.

         The Manager tries to reduce risks by diversifying investments and by carefully researching investments before they are purchased. The rate of the Fund's income will vary from day to day, generally reflecting changes in overall short-term interest rates. There is no assurance that the Fund will achieve its investment objective.

What Does the Fund Invest In? Money market instruments are high-quality, short-term debt   instruments.  They may
          have fixed, variable or floating interest rates.  All of the Fund's money market investments must meet the special quality and maturity requirements set under the Investment Company Act and the special standards set by the Fund's Board, described briefly below. The following is a brief description of the types of money market securities the Fund may invest in.

         o    U.S. Government Securities.  These include obligations issued or guaranteed by the U.S. Government or any of its agencies or instrumentalities.  Some are direct obligations of the U.S. Treasury, such as
         Treasury bills, notes and bonds, and are supported by the full faith and credit of the United States.
         Other U.S. government securities, such as pass-through certificates issued by the Government National
         Mortgage Association (Ginnie Mae), are also supported by the full faith and credit of the U.S.
         government.  Some government securities agencies or instrumentalities of the U.S. government are supported by the right of the issuer to borrow from the U.S. Treasury, such as securities of Federal
         National Mortgage Corporation (Fannie Mae).  Others may be supported only by the credit of the instrumentality, such as obligations of Federal Home Loan Mortgage Corporation (Freddie Mac).

         o    Bank Obligations.  The Fund can buy time deposits, certificates of deposit and bankers'
         acceptances.  These obligations must be  denominated in U.S. dollars, even if issued by a foreign bank.

         o    Commercial Paper.  Commercial paper is a short-term, unsecured promissory note of a domestic or foreign company or other financial firm.  The Fund may buy commercial paper only if it matures in nine months or less from the date of purchase.

         o    Corporate Debt Obligations.  The Fund can invest in other short-term corporate debt obligations, besides commercial paper, that at the time of purchase by the Fund meets the Fund's quality standards, described below.

         o    Other Money Market Obligations.  The Fund may invest in money market obligations other than those listed above if they are subject to repurchase agreements or guaranteed as to their principal and interest by a corporation whose commercial paper may be purchased by the Fund or by a domestic bank.
         The bank must meet credit criteria set by the Fund's Board of Directors.

         Additionally, the Fund may buy other money market instruments that its Board of Directors approves from time to time.  They must be U.S. dollar-denominated short-term investments that the Board must determine to have minimal credit risks.

         Currently, the Board has approved the purchase of dollar-denominated obligations of foreign banks payable in the U.S. or in London, England, floating or variable rate demand notes, asset-backed securities, and bank loan participation agreements.  Their purchase may be subject to restrictions adopted by the Board from time to time.  That limitation does not apply to securities issued by foreign branches of U.S. banks.

WHAT CREDIT QUALITY AND MATURITY STANDARDS APPLY TO THE FUND'S INVESTMENTS? Money market instruments are subject to credit risk, the risk that the issuer might not make timely payments of interest on the security or repay principal when it is due.  The Fund may buy only those investments that meet standards set by the Board of
Directors and in the Investment Company Act for money market funds.  The Fund's Board has adopted evaluation procedures for the Fund's portfolio, and the Manager has the responsibility to implement those procedures when selecting investments for the Fund.

         In general, the Fund buys only high-quality investments that the Manager believes present minimal credit risk at the time of purchase. "High-quality" investments are:

         o        rated in one of the two highest short-term rating categories of two national rating organizations, or

         o        rated by one rating organization in one of its two highest rating categories (if only one rating organization has rated the investment), or

         o        unrated investments that the Manager determines are comparable in quality to the two highest rating categories.

         The procedures also limit the amount of the Fund's assets that can be invested in the securities of any one issuer (other than the U.S. government, its agencies and instrumentalities), to spread the Fund's investment risks.  A security's maturity must not exceed 397 days.  Finally, the Fund must maintain an average portfolio maturity of not more than 90 days, to reduce interest rate risks.

CAN THE FUND'S INVESTMENT OBJECTIVE AND POLICIES CHANGE?  The Board of Directors of the Fund may change non-fundamental policies without shareholder approval, although significant changes will be described in amendments to this Prospectus.  Fundamental policies cannot be changed without the approval of a majority of the
Fund's outstanding voting shares.  The Fund's investment objective is a fundamental policy.  Some investment restrictions that are fundamental policies are listed in the Statement of Additional Information. An investment policy is not fundamental unless this Prospectus or the Statement of Additional Information says that it is.

OTHER INVESTMENT STRATEGIES.  To seek its objective, the Fund can also use the investment techniques and strategies described below.  The Fund might not always use all of them. These techniques involve risks, although some of them are designed to help reduce overall investment or market risks.  The Statement of Additional
Information contains more information about some of these practices.

Floating Rate/Variable Rate Notes.  The Fund can purchase notes with floating or variable interest rates.
         Variable rates are adjustable at stated periodic intervals.  Floating rates are adjusted automatically according to a specified market rate or benchmark, such as the prime rate of a bank.  If the maturity of a note is greater than 397 days, it may be purchased only if it has a demand feature.  That feature must permit the Fund to recover the principal amount of the note on not more than thirty days' notice at any time, or at specified times not exceeding 397 days from purchase.

Obligations of Foreign Banks and Foreign Branches of U.S. Banks.  The Fund can invest in U.S. dollar-denominated securities of foreign banks that are payable in the U.S. or in London, England.  It can also buy dollar-denominated securities of foreign branches of U.S. banks. These securities have investment risks different from obligations of domestic branches of U.S. banks.  Risks that may affect the bank's ability to pay its debt include:
         o    political and economic developments in the country in which the bank or branch is located,
         o    imposition of withholding taxes on interest income payable on the securities,
         o    seizure or nationalization of foreign deposits,
         o    the establishment of exchange control regulations and
         o    the adoption of other governmental restrictions that might affect the payment of principal and interest on those securities.

         Additionally, not all of the U.S. and state banking laws and regulations that apply to domestic banks and that are designed to protect depositors and investors apply to foreign branches of domestic banks. None of those U.S. and state regulations apply to foreign banks.

Asset-Backed Securities.  The Fund can invest in asset-backed investments.  These are fractional interests in pools of consumer loans and other trade receivables, which are the
obligations of a number of different parties.  The income from the underlying pool is                    passed
through to investors, such as the Fund.

         These investments might be supported by a credit enhancement, such as a letter of credit, a guarantee or a preference right.  However, the credit enhancement generally applies only to a fraction of the security's value.  If the issuer of the security has no security interest in the related collateral, there is the risk that the Fund could lose money if the issuer defaults.

Repurchase Agreements.  The Fund may enter into repurchase agreements.  In a repurchase
transaction, the Fund buys a security and simultaneously sells it to the vendor for delivery            at a
future date.  Repurchase agreements must be fully collateralized.  However, if the                   vendor fails
to pay the resale price on the delivery date, the Fund may incur costs in                      disposing of the
collateral and may experience losses if there is any delay in its ability to              do so.  There is no
limit on the amount of the Fund's net assets that may be subject to                    repurchase agreements of 7
days or less.

Illiquid and Restricted Securities.  Investments may be illiquid because they do not have an
active trading market, making it difficult to value them or dispose of them promptly at an             acceptable
price.  A restricted security is one that has a contractual limit on resale or which           cannot be sold
publicly until it is registered under federal securities laws.  The Fund will              not invest more than
10% of its net assets in illiquid or restricted securities.  That limit                does not apply to certain
restricted securities that are eligible for resale to qualified                       institutional purchasers.
The Manager monitors holdings of illiquid securities on an                    ongoing basis to determine whether
to sell any holdings to maintain adequate liquidity.                 Difficulty in selling a security may result
in a loss to the Fund or additional costs.

How the Fund is Managed

THE MANAGER. The Manager chooses the Fund's investments and handles its day-to-day business.  The Manager carries out its duties, subject to the policies established by the Fund's Board of Directors, under an investment advisory agreement which states the Manager's responsibilities.  The agreement sets the fees the Fund pays to the
Manager and describes the expenses that the Fund is responsible to pay to conduct its business.

         The Manager has operated as an investment  advisor since  January 1960.  The Manager and its  subsidiaries and affiliates  managed more than $120 billion in assets as of October 1, 2001,  including  Oppenheimer funds, with more than 5 million shareholder accounts.  The Manager is located at 6803 South Tucson Way, Englewood, CO 80112.

Portfolio Managers.  Carol E. Wolf and Barry D. Weiss are the portfolio managers and are Vice Presidents of the
Fund. They are the persons principally responsible for the day-to-day management of the Fund's portfolio.  Ms.
Wolf has had this responsibility since November 1988 and Mr. Weiss, since July 2001.  Ms. Wolf is a Senior Vice
President of the Manager and Mr. Weiss is a Vice President, and each is an officer and portfolio manager of other
Oppenheimer  funds.  Prior to joining the Manager as Senior Credit  Analyst in February,  2000,  Mr. Weiss held the following positions:  Associate Director,  Fitch IBCA Inc. (April 1998 - February 2000); News Director,  Fitch
Investors  Service  (September  1996 - April  1998);  Senior  Budget  Analyst,  City of New  York,  Office  of
Management & Budget (February 1990 - September 1996).

Advisory Fees.  Under the Investment Advisory Agreement, the Fund pays the Manager an advisory fee at an annual rate that declines on additional assets as the Fund grows: 0.45% of the first $500 million of average annual net assets, 0.425% of the next $500 million, 0.40% of the next $500 million, and 0.375% of net assets in excess of
$1.5 billion.  The Fund's management fee for the fiscal year ended July 31, 2001 was 0.41% of the Fund's average annual net assets.

About Your Account

How to Buy Shares?

HOW ARE SHARES PURCHASED?  You can buy shares several ways, as described below. The Fund's Distributor,
OppenheimerFunds Distributor, Inc., may appoint servicing agents to accept purchase (and redemption) orders.  The
Distributor, in its sole discretion, may reject any purchase order for the Fund's shares.

         The Fund intends to be as fully invested as possible to maximize its yield.  Therefore, newly-purchased shares normally will begin to accrue dividends after the Distributor accepts your purchase order, starting on the business day after the Fund receives Federal Funds from your purchase payment.

Buying Shares Through Your Dealer.  You can buy shares through any dealer, broker, or
financial institution that has a sales agreement with the Distributor. Your dealer will place            your
order with the Distributor on your behalf.
         o Guaranteed Payment Procedures.  Some broker-dealers may have arrangements with the Distributor to enable them to place purchase orders for shares on a regular business day and to guarantee that the
         Fund's custodian bank will receive Federal Funds to pay for the shares by 2:00 P.M. on the next regular business day.  The shares will start to accrue dividends starting on the day the Federal Funds are received by 2:00 P.M.

  Buying Shares Through the Distributor.  Complete an OppenheimerFunds New Account                   Application
and return it with a check payable to "OppenheimerFunds Distributor, Inc."               Mail it to P.O. Box
5270, Denver, Colorado 80217.  Your check should be in U.S. dollars            and drawn on a U.S. bank so that
dividends will begin to accrue on the next regular                      business day after the Distributor
accepts your purchase order.      If you don't list a dealer              on the application, the Distributor
will act as your agent in buying the shares.  However,               we recommend that you discuss your
investment with a financial advisor before you make            a purchase to be sure that the Fund is appropriate
for you.

         o Paying by Federal Funds Wire.  Shares purchased through the Distributor may be paid for by Federal
          Funds wire.  The minimum investment is $2,500.  Before sending a wire, call the Distributor's Wire
          Department at 1.800.525.7048 to notify the Distributor of the wire, and to receive further instructions.

         o Buying Shares Through OppenheimerFunds AccountLink.  With AccountLink, you pay for shares by electronic funds transfers from your bank account.  Shares are purchased for your account by a transfer of money from your bank account through the Automated Clearing House (ACH) System.  You can provide those instructions automatically, under an Asset Builder Plan, described below, or by telephone instructions using OppenheimerFunds PhoneLink, also described below. Please refer to "AccountLink,"
         below for more details.  Dividends begin to accrue on shares purchased this way on the business day after the Fund receives the ACH payment from your bank.

         o Buying Shares Through Asset Builder Plans.  You may purchase shares of the Fund (and up to four other
         Oppenheimer funds) automatically each month from your account at a bank or other financial institution under an Asset Builder Plan with AccountLink. Details are in the Asset Builder Application and the
         Statement of Additional Information.

HOW MUCH MUST YOU INVEST? You can buy Fund shares with a minimum initial investment of $1,000 and make additional investments at any time with as little as $25. There are reduced minimum investments under special investment plans.

         o       With Asset Builder Plans, 403(b) plans, Automatic Exchange Plans and military allotment plans, you can make initial and subsequent investments for as little as $25.  You can make additional purchases of at least $25 through AccountLink.

         o  Under retirement plans, such as IRAs, pension and profit-sharing plans and 401(k)              plans,
you can start your account with as little as $250. If your IRA is started under an                 Asset Builder
Plan, the $25 minimum applies.  Additional purchases may be as little as                $25.

         o The minimum investment requirement does not apply to reinvesting dividends from the Fund or other
Oppenheimer funds (a list of them appears in the Statement of Additional Information, or you can ask your dealer or call the Transfer Agent), or reinvesting distributions from unit investment trusts that have made arrangements with the Distributor.

AT WHAT PRICE ARE SHARES SOLD?  Shares are sold at their offering price, which is the net asset value per share without any sales charge.  The net asset value per share will normally remain fixed at $1.00 per share.  However, there is no guarantee that the Fund will maintain a stable net asset value of $1.00 per share. The offering price that applies to a purchase order is based on the next calculation of the net asset value per share that is made after the Distributor receives the purchase order at its offices in Colorado, or after any agent appointed by the
Distributor receives the order and sends it to the Distributor.

Net Asset Value.   The Fund calculates the net asset value of shares of the Fund each day, at 4:00 P.M., on each day The New York Stock Exchange is open for trading (referred to in this Prospectus as a "regular business day").
All references to time in this Prospectus mean "New York Time."

  The net asset value per share is determined by dividing the value of the Fund's net assets attributable to a class by the number of shares of that class that are outstanding. Under a policy adopted by the Fund's Board of
Directors, the Fund uses the amortized cost method to value its securities to determine net asset value.

If, after the close of the principal market on which a security held by the Fund is traded, and before the time the Fund's shares are priced that day, a significant event occurs that the
Manager deems likely to cause a material change in the value of such security, the Manager is authorized to determine a fair value for that security.  Such determinations will be subject to review by the Fund's Board of
Directors.

The Offering Price.  To receive the offering price for a particular day, in most cases the Distributor or its designated agent must receive your order by the time of day The New York Stock Exchange closes that day.  If your order is received on a day when the Exchange is closed or after it has closed the order will receive the next offering price that is determined after your order is received.

  Buying Through a Dealer.  If you buy shares through a dealer, your dealer must receive the                 order
  by the close of The New York Stock Exchange and transmit it to the Distributor so            that it is received
  before the Distributor's close of business on a regular business day                  (normally 5:00 P.M.) to
  receive that day's offering price. Otherwise, the order will receive          the next offering price that is
  determined.

WHAT CLASS OF SHARES DOES THE FUND OFFER?  The Fund offers investors one class of shares. Those shares are considered to be Class A shares for the purposes of exchanging them or reinvesting dividends among other
Oppenheimer funds that offer more than one class of shares.

Special Investor Services

ACCOUNTLINK.  You can use our AccountLink feature to link your Fund account with an account at a U.S. bank or other financial institution. It must be an Automated Clearing House (ACH) member. AccountLink lets you:
             o transmit funds electronically to purchase shares by telephone (through a service representative or by PhoneLink) or automatically under Asset Builder Plans, or
             o    have the Transfer Agent send redemption proceeds or to transmit dividends and distributions directly to your bank account. Please call the Transfer Agent for more information.

         You may purchase shares  by telephone only after your account has been established.  To purchase shares in amounts up to $250,000 through a telephone representative, call the Distributor at 1.800.852.8457.  The purchase payment will be debited from your bank account.

         AccountLink privileges should be requested on your Application or your dealer's settlement instructions if you buy your shares through a dealer.  After your account is established, you can request AccountLink privileges by sending signature-guaranteed instructions to the Transfer Agent. AccountLink privileges will apply to each shareholder listed in the registration on your account as well as to your dealer representative of record unless and until the Transfer Agent receives written instructions terminating or changing those privileges.
After you establish AccountLink for your account, any change of bank account information must be made by signature-guaranteed instructions to the Transfer Agent signed by all shareholders who own the account.

PHONELINK.  PhoneLink is the OppenheimerFunds automated telephone system that enables shareholders to perform a number of account transactions automatically using a touch-tone phone. PhoneLink may be used on already-established Fund accounts after you obtain a Personal Identification Number (PIN), by calling the special
PhoneLink number, 1.800.533.3310.

Purchasing Shares. You may purchase shares in amounts up to $100,000 by phone, by calling 1.800.533.3310.  You must have established AccountLink privileges to link your bank account with the Fund to pay for these purchases.

         Exchanging Shares.  With the OppenheimerFunds Exchange Privilege, described below, you can exchange shares automatically by phone from your Fund account to another Oppenheimer fund account you have already established by calling the special PhoneLink number.

  Selling Shares.  You can redeem shares by telephone automatically by calling the PhoneLink number and the Fund will send the proceeds directly to your AccountLink bank account.  Please refer to "How to Sell Shares," below for details.

CAN YOU SUBMIT TRANSACTION REQUESTS BY FAX?  You may send requests for certain types of account transactions to the Transfer Agent by fax (telecopier).  Please call 1.800.525.7048 for information about which transactions may be handled this way. Transaction requests submitted by fax are subject to the same rules and restrictions as written and telephone requests described in this Prospectus.

OPPENHEIMERFUNDS INTERNET WEB SITE.  You can obtain information about the Fund, as well as your account balance, on the OppenheimerFunds Internet web site, at http://www.oppenheimerfunds.com.  Additionally, shareholders listed in the account registration (and the dealer of record) may request certain account transactions through a special section of that web site.  To perform account transactions or obtain account information online, you must first obtain a user I.D. and password on that web site. If you do not want to have Internet account transaction capability for your account, please call the Transfer Agent at 1.800.525.7048.  At times, the website may be inaccessible or its transaction features may be unavailable.

AUTOMATIC WITHDRAWAL AND EXCHANGE PLANS.  The Fund has several plans that enable you to sell shares automatically or exchange them to another Oppenheimer fund account on a regular basis. Please call the Transfer Agent or consult the Statement of Additional Information for details.

REINVESTMENT PRIVILEGE.  If you redeem some or all of your Fund shares that were purchased by reinvesting dividends from the Fund or another Oppenheimer fund account (except Oppenheimer Cash Reserves) or by exchanging shares from another Oppenheimer fund account on which you paid a sales charge, you have up to 6 months to reinvest all or part of the redemption proceeds in Class A shares of other Oppenheimer funds without paying a sales charge.  You must be sure to ask the Distributor for this privilege when you send your payment.

RETIREMENT PLANS.  You may buy shares of the Fund for your retirement plan account.  If you participate in a plan sponsored by your employer, the plan trustee or administrator must buy the shares for your plan account.  The
Distributor also offers a number of different retirement plans that individuals and employers can use:
Individual Retirement Accounts (IRAs.) These include regular IRAs, Roth IRAs, rollover and       Education IRAs.
SEP-IRAs.  These are Simplified Employee Pensions Plan IRAs for small business owners or         self-employed
individuals.
  403(b)(7) Custodial Plans. These are tax deferred plans for employees of eligible tax-exempt organizations, such as schools, hospitals and charitable organizations.
401(k) Plans. These are special retirement plans for businesses.
Pension and Profit-Sharing Plans. These plans are designed for businesses and self-employed      individuals.

         Please call the Distributor for OppenheimerFunds retirement plan documents, which include applications and important plan information.

How to Sell Shares

         You can sell (redeem) some or all of your shares on any regular business day.  Your shares will be sold at the next net asset value calculated after your order is received in proper form (which means that it must comply with the procedures described below) and is accepted by the Transfer Agent.  The Fund lets you sell your shares by writing a letter, by using the Fund's checkwriting privilege or by telephone.  You can also set up
Automatic Withdrawal Plans to redeem shares on a regular basis. If you have questions about any of these procedures, and especially if you are redeeming shares in a special situation, such as due to the death of the owner or from a retirement plan account, please call the Transfer Agent first, at 1.800.525.7048, for assistance.

Certain Requests Require a Signature Guarantee.  To protect you and the Fund from fraud, the following redemption requests must be in writing and must include a signature guarantee (although there may be other situations that also require a signature guarantee):
         o    You wish to redeem $100,000 or more and receive a check
         o    The redemption check is not payable to all shareholders listed on the account statement
         o    The redemption check is not sent to the address of record on your account statement
         o    Shares are being transferred to a Fund account with a different owner or name
         o    Shares are being redeemed by someone (such as an Executor) other than the owners listed in the account registration.

Where Can You Have Your Signature Guaranteed?  The Transfer Agent will accept a guarantee of your signature by a number of financial institutions, including:

         o    a U.S. bank, trust company, credit union or savings association, or
         o    a foreign bank that has a U.S. correspondent bank,
         o    a U.S. registered dealer or broker in securities, municipal securities or government securities, or
         o    a U.S. national securities exchange, a registered securities association or a clearing agency.

         If you are signing on behalf of a corporation, partnership or other business or as a fiduciary, you must also include your title in the signature.

Retirement Plan Accounts.  There are special procedures to sell shares in
an                                           OppenheimerFunds retirement plan account. Call the Transfer Agent
for a distribution                  request form. Special income tax withholding requirements apply to
distributions from                 retirement plans. You must submit a withholding form with your redemption
request to               avoid delay in getting your money and if you do not want tax withheld. If your
employer              holds your retirement plan account for you in the name of the plan, you must ask the
plan             trustee or administrator to request the sale of the Fund shares in your plan account.

Sending Redemption Proceeds by Wire.  While the Fund normally sends your money by check,          you can arrange
to have the proceeds of the shares you sell sent by Federal Funds wire to a           bank account you
designate.  It must be a commercial bank that is a member of the Federal           Reserve wire system.  The
minimum redemption you can have sent by wire is $2,500.                   There is a $10 fee for each wire.  To
find out how to set up this feature on your account or            to arrange a wire, call the Transfer Agent at
1.800.852.8457.

HOW DO YOU SELL SHARES BY MAIL?  Write a letter to the Transfer Agent that includes:
         o    Your name
         o    The Fund's name
         o    Your Fund account number (from your account statement)
         o    The dollar amount or number of shares to be redeemed
         o    Any special payment instructions
         o    Any share certificates for the shares you are selling
         o    The signatures of all registered owners exactly as listed in the account statement, and
         o    Any special documents requested by the Transfer Agent to assure proper authorization of the person asking to sell the shares (such as Letters Testamentary of an Executor).

Use the following address for requests by mail:      Send courier or express mail requests to:
OppenheimerFunds Services                            OppenheimerFunds Services
P.O. Box 5270                                                 10200 E. Girard Avenue, Building D
Denver, Colorado 80217-5270                          Denver, Colorado 80231

HOW DO YOU SELL SHARES BY TELEPHONE?  You and your dealer representative of record may also sell your shares by telephone. To receive the redemption price calculated on a particular business day, the Transfer Agent must receive your call by the close of The New York Stock Exchange that day, which is normally 4:00 P.M., but may be earlier on some days.  You may not redeem shares held in an OppenheimerFunds retirement plan account or under a share certificate by telephone.
         o    To redeem shares through a service representative, call 1.800.852.8457
         o    To redeem shares automatically on PhoneLink, call 1.800.533.3310
         o The check for proceeds of telephone redemptions will be payable to the shareholder(s) of record and will be sent to the address of record for the account.

         Whichever method you use, you may have a check sent to the address on the account statement, or, if you have linked your Fund account to your bank account on AccountLink, you may have the proceeds sent to that bank account.

Are There Limits On Amounts Redeemed By Telephone?

Telephone Redemptions Paid by Check.  Up to $100,000 may be redeemed by telephone in any 7-day period.  The check must be payable to all owners of record of the shares and must be sent to the address on the account statement.  This service is not available within 30 days of changing the address on an account.

Telephone Redemptions Through AccountLink.  There are no dollar limits on telephone
redemption proceeds sent to a bank account designated when you establish AccountLink.             Normally the
ACH transfer to your bank is initiated on the business day after the                           redemption.  You
do not receive dividends on the proceeds of the shares you redeemed                 while they are waiting to be
transferred.

CHECKWRITING.  To write checks against your Fund account, request that privilege on your account Application, or contact the Transfer Agent for signature cards. They must be signed (with a signature guarantee) by all owners of the account and returned to the Transfer Agent so that checks can be sent to you to use. Shareholders with joint accounts can elect in writing to have checks paid over the signature of one owner.  If you previously signed a signature card to establish checkwriting in another Oppenheimer fund, simply call 1.800.525.7048 to request checkwriting for an account in this Fund with the same registration as the other account.

         o    Checks can be written to the order of whomever you wish but may not be cashed at the bank the checks are payable through or the Fund's custodian bank.
         o    Checkwriting privileges are not available for accounts holding shares that are subject to a contingent deferred sales charge.
         o    Checks must be written for at least $100.
         o    Checks cannot be paid if they are written for more than your account value.
         o    You may not write a check that would require the Fund to redeem shares that were purchased by check or Asset Builder Plan payments within the prior 10 days.
         o    Don't use your checks if you changed your Fund account number, until you receive new checks.

CAN YOU SELL SHARES THROUGH YOUR DEALER?  The Distributor has made arrangements to repurchase Fund shares from dealers and brokers on behalf of their customers.  Brokers or dealers may charge for that service.  If your shares are held in the name of your dealer, you must redeem them through your dealer.

Will I Pay a Sales Charge When I Sell My Shares?  The Fund does not charge a fee when you redeem shares of this
Fund that you bought directly or by reinvesting dividends or distributions from this Fund or another Oppenheimer fund.  Generally, you will not pay a fee when you redeem shares of this Fund you bought by exchange of shares of another Oppenheimer fund. However,
         o    if you bought shares of this Fund by exchanging Class A shares of another Oppenheimer fund that you bought subject to the Class A contingent deferred sales charge, and

         o    if those shares remain subject to that Class A contingent deferred sales charge when you exchange them into this Fund,
         o    then, you will pay the contingent deferred sales charge if you redeem those shares from this Fund
              (i) within 24 months of the purchase date of the shares you exchanged, if you initially purchased shares of either Rochester Fund Municipals or Oppenheimer
              Rochester National Municipals, or (ii) within 18 months of the purchase date of the shares of the fund you exchanged, if you initially purchased shares of any other Oppenheimer fund.

How to Exchange Shares

Shares of the Fund may be exchanged for Class A shares of certain Oppenheimer funds. To exchange shares, you must meet several conditions:

         o    Shares of the fund selected for exchange must be available for sale in your state of residence.
         o    The prospectuses of this Fund and the fund whose shares you want to buy must offer the exchange privilege.
         o    You must hold the shares you buy when you establish your account for at least 7 days before you can exchange them. After the account is open 7 days, you can exchange shares every regular business day.
         o    You must meet the minimum purchase requirements for the fund whose shares you purchase by exchange.
         o    Before exchanging into a fund, you must obtain and read its prospectus.
         Shares of a particular class of an Oppenheimer fund may be exchanged only for shares of the same class in other Oppenheimer funds.  For example, you can exchange shares of this Fund only for Class A shares of another fund, and you can exchange only Class A shares of another Oppenheimer fund for shares of this Fund.

         You may pay a sales charge when you exchange shares of this Fund.  Because shares of this Fund are sold without sales charge, in some cases you may pay a sales charge when you exchange shares of this Fund for shares of other Oppenheimer funds that are sold subject to a sales charge.  You will not pay a sales charge when you exchange shares of this Fund purchased by reinvesting dividends or distributions from this Fund or other
Oppenheimer funds (except Oppenheimer Cash Reserves), or when you exchange shares of this Fund purchased by exchange of shares of an eligible fund on which you paid a sales charge.

         For tax purposes, exchanges of shares involve a sale of the shares of the fund you own and a purchase of the shares of the other fund, which may result in a capital gain or loss.  Since shares of this Fund normally maintain a $1.00 net asset value, in most cases you should not realize a capital gain or loss when you sell or exchange your shares.

         You can find a list of Oppenheimer funds currently available for exchanges in the Statement of
Additional Information or obtain one by calling a service representative at 1.800.525.7048.  That list can change from time to time.

HOW DO YOU SUBMIT EXCHANGE REQUESTS?  Exchanges may be requested in writing or by telephone:

Written Exchange Requests.  Complete an OppenheimerFunds Exchange Request form, signed by all owners of the account.  Send it to the Transfer Agent at the address on the Back Cover.

Telephone Exchange Requests.  Telephone exchange requests may be made either by calling a service representative at 1.800.852.8457, or by using PhoneLink for automated exchanges by calling 1.800.533.3310.  Telephone exchanges may be made only between accounts that are registered with the same name(s) and address.
         Shares held under certificates may not be exchanged by telephone.

ARE THERE LIMITATIONS ON EXCHANGES?  There are certain exchange policies you should be aware of:
         o    Shares are normally redeemed from one fund and purchased from the other fund in the exchange transaction on the same regular business day on which the Transfer Agent receives an exchange request that conforms to the policies described above.  It must be received by the close of The New York Stock
         Exchange that day, which is normally 4:00 P.M.  but may be earlier on some days.  However, either fund may delay the purchase of shares of the fund you are exchanging into up to seven days if it determines it would be disadvantaged by a same-day exchange.  For example, the receipt of the multiple exchange requests from a "market timer" might require a fund to sell securities at a disadvantageous time and/or price.

         o    Because excessive trading can hurt fund performance and harm shareholders, the Fund reserves the right to refuse any exchange request that it believes will disadvantage it, or to refuse multiple exchange requests submitted by a shareholder or dealer.
         o    The Fund may amend, suspend or terminate the exchange privilege at any time. The Fund will provide you notice whenever it is required to do so by applicable law, but it may impose  changes at any time for emergency purposes.
         o    If the Transfer Agent cannot exchange all the shares you request because of a restriction cited above, only the shares eligible for exchange will be exchanged.

Shareholder Account Rules and Policies

More information about the Fund's policies and procedures for buying, selling and exchanging shares is contained in the Statement of Additional Information.

The offering of shares may be suspended during any period in which the determination of net                asset
value is suspended, and the offering may be suspended by the Board of Directors at              any time the
Board believes it is in the Fund's best interest to do so.

Telephone transaction privileges for purchases, redemptions or exchanges may be modified,

suspended or terminated by the Fund at any time.  The Fund will provide you notice                     whenever
it is required to do so by applicable law.  If an account has more than one                     owner, the Fund
and the Transfer Agent may rely on the instructions of any one owner.                 Telephone privileges apply
to each owner of the account and the dealer representative of              record for the account unless the
Transfer Agent receives cancellation instructions from                an owner of the account.
The Transfer Agent will record any telephone calls to verify data concerning transactions.  It              has
adopted other procedures to confirm that telephone instructions are genuine, by                       requiring
callers to provide tax identification numbers and other account data or by using             PINs, and by
confirming such transactions in writing.  The Transfer Agent and the Fund               will not be liable for
losses or expenses arising out of telephone instructions where                       reasonably believed to be
genuine.

Redemption or transfer requests will not be honored until the Transfer Agent receives all               required
documents in proper form.  From time to time, the Transfer Agent in its                     discretion may waive
certain of the requirements for redemptions stated in this Prospectus.

Dealers that can perform account transactions for their clients by participating in
NETWORKING through the National Securities Clearing Corporation are responsible                for obtaining
their clients' permission to perform those transactions, and are responsible to            their clients who are
shareholders of the Fund if the dealer performs any transaction                      erroneously or improperly.

Payment for redeemed shares ordinarily is made in cash.  It is forwarded by check, by
AccountLink or by Federal Funds wire (as elected by the shareholder) within seven days             after the
Transfer Agent receives redemption instructions in proper form.  However, under           unusual circumstances
determined by the Securities and Exchange Commission, payment             may be delayed or suspended.  For
accounts registered in the name of a broker-dealer,                  payment will normally be forwarded within
three business days after redemption.

The Transfer Agent may delay forwarding a check or processing a payment via AccountLink          or Federal Funds
wire for recently purchased shares, but only until the purchase payment           has cleared.  That delay may be
as much as 10 days from the date the shares were                       purchased.  That delay may be avoided if
you purchase shares by Federal Funds wire or             certified check, or arrange with your bank to provide
telephone or written assurance to the         Transfer Agent that your purchase payment has cleared.

"Backup Withholding" of Federal income tax may be applied against taxable dividends,
distributions and redemption proceeds (including exchanges) if you fail to furnish the Fund          your
correct, certified Social Security or Employer Identification Number when you sign              your application,
or if you under-report your income to the Internal Revenue Service.

To avoid sending duplicate copies of materials to households, the Fund will mail only one             copy of
each prospectus, annual and semi-annual report and annual notice of the Fund's                privacy policy to
shareholders having the same last  name and address on the Fund's records.        The consolidation of these
mailings, called householding, benefits the Fund through reduced         mailing expense.

      If you want to receive multiple copies of these materials, you may call the Transfer Agent at
1.800.525.7048. You may also notify the Transfer Agent in writing. Individual copies of
prospectuses and reports and privacy notices will be sent to you commencing 30 days after           the Transfer
Agent receives your request to stop householding.

Dividends and Tax Information

DIVIDENDS.  The Fund intends to declare dividends from net investment income each regular business day and to pay those dividends to shareholders monthly on a date selected by the Board of Directors.  To maintain a net asset value of $1.00 per share, the Fund might withhold dividends or make distributions from capital or capital gains.
Daily dividends will not be declared or paid on newly purchased shares until Federal Funds are available to the
Fund from the purchase payment for such shares.

CAPITAL GAINS.  The Fund normally holds its securities to maturity and therefore will not usually pay capital gains. Although the Fund does not seek capital gains, it could realize capital gains on the sale of portfolio securities.  If it does, it may make distributions out of any net short-term or long-term capital gains in
December of each year.  The Fund may make supplemental distributions of dividends and capital gains following the end of its fiscal year.

WHAT ARE YOUR CHOICES FOR RECEIVING DISTRIBUTIONS?  When you open your account, specify on your application how you want to receive your dividends and distributions.  You have four options:

Reinvest All Distributions in the Fund.  You can elect to reinvest all dividends and capital gains distributions in additional shares of the Fund.

Reinvest Dividends or Capital Gains.  You can elect to reinvest some distributions (dividends, short-term capital gains or long-term capital gains distributions) in the Fund while
receiving the other types of distributions by check or having them sent to your bank                      account
through AccountLink.

Receive All Distributions in Cash.  You can elect to receive a check for all dividends and capital gains distributions or have them sent to your bank through AccountLink.

Reinvest Your Distributions in Another OppenheimerFunds Account.  You can reinvest all             distributions
in the same class of shares of another Oppenheimer fund account you have               established.

TAXES.  If your shares are not held in a tax-deferred retirement account, you should be aware of the following tax implications of investing in the Fund.  Dividends paid from net investment income and short-term capital gains are taxable as ordinary income.  Long-term capital gains are taxable as long-term capital gains when distributed to shareholders, and may be taxable at different rates depending on how long the Fund holds the asset.  It does not matter how long you have held your shares. Whether you reinvest your distributions in additional shares or take them in cash, the tax treatment is the same.

         Every year the Fund will send you and the IRS a statement showing the amount of each taxable distribution you received in the previous year.  Any long-term capital gains distributions will be separately identified in the tax information the Fund sends you after the end of the calendar year.

Remember, There May be Taxes on Transactions.  Because the Fund seeks to maintain a stable
$1.00 per share net asset value, it is unlikely that you will have a capital gain or loss when you sell or exchange your shares.  A capital gain or loss is the difference between the price you paid for the shares and the price you received when you sold them.  Any capital gain is subject to capital gains tax.

Returns of Capital Can Occur.  In certain cases, distributions made by the Fund may be considered a non-taxable return of capital to shareholders.  If that occurs, it will be identified in notices to shareholders.

         This information is only a summary of certain federal income tax information about your investment. You should consult with your tax adviser about the effect of an investment in the Fund on your particular tax situation.

Financial Highlights

The Financial Highlights Table is presented to help you understand the Fund's financial performance for the past fiscal 5 years.  Certain information reflects financial results for a single Fund share.  The total returns in the table represent the rate that an investor would have earned (or lost) on an investment in the Fund (assuming reinvestment of all dividends and distributions).  This information has been audited by KPMG LLP, the Fund's independent auditors, whose report, along with the Fund's financial statements, is included in the Statement of
Additional Information, which is available on request.

FINANCIAL HIGHLIGHTS

 Year Ended July 31,                                      2001          2000          1999          1998          1997
======================================================================================================================

 Per Share Operating Data

 Net asset value, beginning of period                    $1.00         $1.00         $1.00         $1.00         $1.00
----------------------------------------------------------------------------------------------------------------------
 Income (loss) from investment operations:
 Net investment income and net realized gain               .05           .05           .05           .05           .05
 Dividends and/or distributions to shareholders           (.05)         (.05)         (.05)         (.05)         (.05)
----------------------------------------------------------------------------------------------------------------------
 Net asset value, end of period                          $1.00         $1.00         $1.00         $1.00         $1.00
                                                         =============================================================

======================================================================================================================
 Total Return(1)                                          5.32%         5.38%         4.61%         5.03%         4.83%

======================================================================================================================
 Ratios/Supplemental Data

 Net assets, end of period (in millions)                $2,128        $1,812        $1,496        $1,195        $1,014
----------------------------------------------------------------------------------------------------------------------
 Average net assets (in millions)                       $1,968        $1,712        $1,371        $1,114        $1,011
----------------------------------------------------------------------------------------------------------------------
 Ratios to average net assets:(2)
 Net investment income                                    5.14%         5.27%         4.51%         4.89%         4.73%
 Expenses                                                 0.68%         0.78%         0.78%         0.87%(3)      0.87%(3)

1. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period, with all dividends reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods of less than one full year. Total returns reflect changes in net investment income only.
2. Annualized for periods of less than one full year.
3. Expense ratio has been calculated without adjustment for the reduction to custodian expenses.

For More Information on Oppenheimer Money Market Fund, Inc.
The following additional information about the Fund is available without charge upon request:

STATEMENT OF ADDITIONAL INFORMATION
This document includes additional information about the Fund's investment policies, risks, and operations. It is incorporated by reference into this Prospectus (which means it is legally part of this Prospectus).

ANNUAL AND SEMI-ANNUAL REPORTS
Additional information about the Fund's investments and performance is available in the Fund's Annual and
Semi-Annual Reports to shareholders. The Annual Report includes a discussion of market conditions and investment strategies that significantly affected the Fund's performance during its last fiscal year.

How to Get More Information

You can request the Statement of Additional Information, the Annual and Semi-Annual Reports, the notice explaining the Fund's privacy policy and other information about the Fund or your account:

By Telephone:
Call OppenheimerFunds Services toll-free:
1.800.525.7048

By Mail:
Write to:
OppenheimerFunds Services
P.O. Box 5270
Denver, Colorado 80217-5270

On the Internet:
You can send us a request by e-mail or read or down-load documents on the OppenheimerFunds web site:
WWW.OPPENHEIMERFUNDS.COM
------------------------

You can also obtain copies of the Statement of Additional Information and other Fund documents and reports by visiting the SEC's Public Reference Room in Washington, D.C. (Phone 1.202.942.8090) or the EDGAR database on the
SEC's Internet web site at HTTP://WWW.SEC.GOV.  Copies may be obtained after payment of a duplicating fee by
                           ------------------
electronic request at the SEC's e-mail address: PUBLICINFO@SEC.GOV, or writing to the SEC's Public Reference
                                                ------------------
Section, Washington, D.C. 20549-0102.

No one has been authorized to provide any information about the Fund or to make any representations about the Fund other than what is contained in this Prospectus. This Prospectus is not an offer to sell shares of the Fund, nor a solicitation of an offer to buy shares of the Fund, to any person in any state or other jurisdiction where it is unlawful to make such an offer.
                                                                       The Fund's shares are distributed by:

The Fund's SEC File No.: 811-2454   (logo)OppenheimerFunds Distributor, Inc.
PR0200.001.1101  Printed on recycled paper

APPENDIX TO PROSPECTUS OF
OPPENHEIMER  MONEY MARKET FUND, INC.

         Graphic material included in the Prospectus of Oppenheimer Money Market Fund, Inc.:  "Annual Total
Returns (% as of 12/31 each year)."

         A bar chart will be included in the Prospectus of Oppenheimer Money Market Fund, Inc. (the "Fund")
depicting the annual total returns of a hypothetical investment in shares of the Fund for each of the ten most recent calendar years.  Set forth below are the relevant data points that will appear on the bar chart.

Calendar                       Oppenheimer
Year                     Money Market Fund, Inc.
Ended                            Shares
-----                            ------

12/31/91                        5.87%
12/31/92                        3.47%
12/31/93                        2.71%
12/31/94                        3.76%
12/31/95                        5.40%
12/31/96                        4.78%
12/31/97                        4.94%
12/31/98                        4.91%
12/31/99                        4.71%
12/31/00                          5.92%